Exhibit 99.1

Sonim Regains Compliance with Nasdaq Listing Requirements

AUSTIN, TX – February 23, 2021 – Sonim Technologies, Inc. (Nasdaq: SONM), today announced it has regained compliance with Nasdaq listing requirements.

In a letter dated February 22, 2021, Nasdaq informed the Company that it has achieved compliance with the minimum bid price rule required for continued listing on the Nasdaq Capital Market.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Sonim Technologies Contacts

Robert Tirva, Chief Financial Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200